Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President & CFO

(229)-890-1111

AMERIS BANCORP ANNOUNCES 51% INCREASE IN SECOND

QUARTER EARNINGS

AMERIS BANCORP (Nasdaq:ABCB), Moultrie, Georgia, and Edwin W. Hortman, Jr., President and CEO of Ameris Bancorp, today announced earnings for the quarter ended June 30, 2006. Ameris’s second quarter 2006 earnings were $5.3 million, an increase of $1.8 million, or 51.43%, from the second quarter of 2005. Diluted earnings per share for the second quarter of 2006 were $.40, an increase of $.11, or 37.93%, over the same quarter a year ago. Earnings for the year to date ending June 30, 2006 were $10.4 million, or $0.79 per diluted share, an increase of 31.67% in diluted earnings per share when compared to the same period in 2005.

Ameris’s second quarter performance was highlighted by the following significant items:

•	Profitability Improvement: Return on average assets and return on average equity was 1.23% and 14.60%, respectively, for the second quarter of 2006.

•	Balance Sheet Growth: Total assets for the second quarter were $1.78 billion, an increase of $478.2 million, or 36.64%, over the second quarter of 2005.

•	Net interest income increased 40.61% over the same quarter in 2005, due to strong growth in earning assets and control of deposit costs.

•	Non-recurring, pre-tax loss to restructure a portion of the investment portfolio of $315,000, or $0.02 per diluted share.

•	Asset Quality improvements continued with non-performing assets down 13.27%, compared to levels at December 31, 2005.

•	Efficiency ratio improved to 57.97% in the second quarter of 2006, compared to 62.84% in the same quarter of 2005.

•	Announcement, subsequent to quarter end, of agreements for transfer of certain banking operations to result in one-time pre-tax gain of approximately $3.1 million, or $0.15 (net of tax) per diluted share.

Profitability

Return on assets for the second quarter of 2006 improved to 1.23%, compared to 1.10% for the same quarter in 2005. Return on equity for the same period improved to 14.60%, compared to 11.29% for the second quarter of 2005. Return on assets and return on equity were 1.21% and 13.78%, respectively for the year to date period in 2006, compared to 1.12% and 11.55% in 2005. Continued growth in earning assets, control of deposit costs, improvement in operating efficiency, and minimal loan charge-offs continue to fuel the Company’s profitability.

Net Interest Income Expansion

Net interest income expanded in the second quarter to $17.7 million, an improvement of 40.6% over the same quarter in 2005. The Company’s net interest margin was 4.48% in the second quarter of 2006, compared to 4.30% for the same quarter in 2005. The Company’s net interest margin was 4.43% for the year to date period ending June 30, 2006, compared to 4.38% in 2005.

Yields on earning assets climbed to 7.56% during the second quarter of 2006 compared to 6.35% for the same quarter in 2005. Loan and investment yields benefited from rising short term interest rates, and the loan portfolio comprised a larger percentage of earning assets than in the past. Loans represented 80.55% of the Company’s average earning assets during the second quarter of 2006, compared to 78.57% for the same quarter a year ago.

Deposit costs increased during the quarter, due to the interest rate environment as well as to aggressive deposit acquisition campaigns in several of the Company’s growth markets. Even with an aggressive posture on rates in some markets, the Company’s base of core deposits has been less rate sensitive and is a significant contributor to the improving net interest margin.

Balance Sheet Growth

Total assets at June 30, 2006 were $1.78 billion, an increase of $478 million, or 36.64%, over total assets reported at the same time in 2005. Strong growth in assets in many of Ameris’s markets combined with the First National acquisition in December 2005 contributed to the increase. Ameris’s internal growth rate in loans, excluding acquisitions, was 18.1% when compared to balances at June 30, 2005.

Deposits grew at a slightly slower pace than loans, increasing to $1.45 billion at June 30, 2006, compared to $1.04 billion at June 30, 2005. Deposits at quarter end represented 89.56% of our total funding compared to 88.30% a year ago. Excluding the deposits acquired in the First National transaction, the Company’s growth rate in deposits was 16.5% when compared to June 30, 2005 balances. The Company has continued its efforts to improve deposit growth to a level that can match the attractive growth in loans. This focus includes prioritizing sales goals and initiatives, better measurement of expectations and various other strategies to improve deposit growth rates. Focused efforts in all markets have been supported by aggressive sales and media campaigns in key markets where growth potential is considered to be good, including Jacksonville, Florida.

Credit Quality and the Provision for Loan Losses

The provision for loan losses in the second quarter of 2006 amounted to $901,000, compared to the $753,000 recorded in the second quarter of 2005. The Company’s allowance for loan losses was 1.76% and 1.72% of total loans at June 30, 2006 and 2005, respectively. The increased loan loss provision expense related primarily to loan growth experienced in the quarter as loan net charge-offs were again minimal. Annualized net charge-offs as a percentage of loans for the second quarter was 0.05%, compared to 0.07% for the same quarter in 2005. Year to date net charge-offs as a percentage of loans through June 30, 2006 were 0.03%, compared to net recoveries of 0.02% for the same period in 2005.

Non-performing assets as a percentage of total loans and foreclosed assets were $9.3 million, or 0.70%, as a percentage of loans and foreclosed assets at June 30, 2006, compared to $10.7 million, or 0.90%, as a percentage of loans and foreclosed assets at December 31, 2005. Non-performing assets decreased $1.4 million from December 31, 2005, reflecting primarily from a decrease in non-accrual loans.

Efficiency Improvements

Ameris’s efficiency ratio continued to improve, mostly through strong gains in revenue. The Company’s efficiency ratio improved to 57.97% during the second quarter of 2006, compared to 62.84% in the second quarter of 2005. Non-interest income (excluding the loss on investment sales) increased 8.4% to $3.9 million, compared to $3.6 million for the same quarter in 2005. Increases in service charges on deposit accounts were responsible for most of the increase, moving higher by 11.5% compared to the same period in 2005.

Non-interest expense increased to $12.3 million during the second quarter of 2006, an increase of 21.4% over the same quarter in 2005. Increased advertising and marketing expenses, professional fees and the merger of First National late in 2005 accounted for the majority of this increase. The Company anticipates little improvement from the current level of efficiency as efforts to build and staff additional branches in several growth markets will likely replace most of the savings generated from improvements in its existing operational structure.

One time Gain

In a press release dated July 13, 2006, Ameris announced various definitive agreements for the transfer of certain limited banking operations to three unrelated financial institutions. As a result, the Company anticipates a pre-tax gain of approximately $3.1 million, or $0.15 (net of tax) per share. The transactions are subject to various regulatory approvals and are expected to close before December 31, 2006.

Ameris Bancorp is headquartered in Moultrie, Georgia, and has 42 locations in Georgia, Alabama and northern Florida.

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Ameris Bancorp Common Stock is quoted on the NASDAQ National Market under the symbol “ABCB”. The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	June 2006	Mar. 2006	Dec. 2005	Sept. 2005	June 2005	June 2006	June 2005
EARNINGS
Net Income	$5,315	$5,100	$2,723	$3,905	$3,500	$10,415	$7,100

PER COMMON SHARE DATA
Earnings per share:
Basic	0.41	0.39	0.22	0.33	0.30	0.80	0.60
Diluted	0.40	0.39	0.22	0.33	0.29	0.79	0.60
Cash Dividends per share	0.14	0.14	0.14	0.14	0.14	0.28	0.28
Book value per share (period end)	11.75	11.68	11.48	10.67	10.54	11.75	10.54
Tangible book value per share (period end)	7.99	7.86	7.64	8.30	8.15	7.99	8.15
Weighted average number of shares:
Basic	12,985,424	12,951,765	12,232,165	11,865,107	11,849,739	12,968,687	11,816,619
Diluted	13,139,130	13,102,633	12,365,296	11,990,917	11,958,176	13,118,881	11,921,183
Period-end number of shares	13,021,510	12,967,576	12,952,318	11,865,991	11,866,295	13,021,510	11,866,295
Market data:
High closing price	23.24	23.29	20.99	20.32	19.20	23.24	18.35
Low closing price	20.23	19.71	17.57	17.60	16.42	19.45	14.78
Period end closing price	23.14	23.26	19.84	19.19	18.08	23.14	17.59
Average daily volume	21,949	15,952	13,687	14,611	16,777	19,127	17,877

PERFORMANCE RATIOS
Return on average assets	1.23%	1.20%	0.77%	1.18%	1.10%	1.21%	1.12%
Return on average equity	14.60%	13.60%	8.51%	12.40%	11.29%	13.78%	11.55%
Earning asset yield (TE)	7.56%	7.13%	6.97%	6.68%	6.35%	7.40%	6.41%
Total cost of funds	3.10%	2.83%	2.58%	2.39%	2.11%	2.97%	2.03%
Net interest margin (TE)	4.48%	4.32%	4.46%	4.35%	4.30%	4.43%	4.38%
Non-interest income excluding securities transactions, as a percent of total revenue (TE)	11.53%	12.48%	12.35%	15.08%	15.99%	11.99%	16.33%
Efficiency ratio	57.97%	59.57%	74.71%	61.16%	62.84%	58.75%	63.71%

CAPITAL ADEQUACY
Equity to assets	8.58%	8.71%	8.76%	9.24%	9.58%	8.58%	9.58%
Tangible common equity to assets	6.00%	6.03%	6.01%	7.34%	7.58%	6.00%	7.58%

OTHER PERIOD-END DATA
FTE Headcount	585	584	585	523	533	585	533
Assets per FTE	$3,048	$2,978	$2,901	$2,620	$2,449	$3,048	$2,449
Branch locations	42	42	42	37	37	42	37
Deposits per branch location	$34,432	$33,836	$32,744	$29,005	$27,996	$34,432	$27,996

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	June 2006	Mar. 2006	Dec. 2005	Sept. 2005	June 2005	June 2006	June 2005
INCOME STATEMENT

Interest income
Interest and fees on loans	$26,355	$23,476	$19,836	$18,140	$16,209	$49,831	$31,262
Interest on taxable securities	2,950	2,742	2,186	2,138	2,149	5,692	4,223
Interest on nontaxable securities	127	98	43	40	37	225	80
Interest on deposits in other banks	390	667	774	176	45	1,057	552
Interest on federal funds sold	—	158	53	—	155	158	36

Total interest income	29,822	27,141	22,892	20,494	18,595	56,963	36,153

Interest expense
Interest on deposits	9,979	8,628	6,238	4,861	4,020	18,607	7,530
Interest on federal funds purchased and securities sold under agreements to repurchase	48	33	38	24	20	81	41
Interest on other borrowings	2,122	2,088	2,015	2,297	1,986	4,210	3,890

Total interest expense	12,149	10,749	8,291	7,182	6,026	22,898	11,461

Net interest income	17,673	16,392	14,601	13,312	12,569	34,065	24,692

Provision for loan losses	901	510	28	718	753	1,411	905

Net interest income after provision for loan losses	16,772	15,882	14,573	12,594	11,816	32,654	23,787

Noninterest income
Service charges on deposit accounts	2,926	2,631	2,695	2,690	2,625	5,557	5,043
Other service charges, commissions and fees	803	719	286	843	881	1,522	1,741
Other	121	535	191	121	46	656	311
Gain(loss) on sale of securities	(314)	9	(452)	—	—	(305)	61

Total noninterest income	3,536	3,894	2,720	3,654	3,552	7,430	7,156

Noninterest expense
Salaries and employee benefits	6,042	6,624	5,205	5,675	5,665	12,666	11,603
Equipment and occupancy expense	1,544	1,353	1,033	1,423	1,273	2,897	2,475
Amortization of intangible assets	232	209	206	204	198	441	409
Other operating expenses	4,476	3,899	6,496	3,075	2,995	8,375	5,803

Total noninterest expense	12,294	12,085	12,940	10,377	10,131	24,379	20,290

Operating Profit	8,014	7,691	4,353	5,871	5,237	15,705	10,653
Provision for income taxes	2,699	2,591	1,630	1,966	1,737	5,290	3,553

Net Income	$5,315	$5,100	$2,723	$3,905	$3,500	$10,415	$7,100

Diluted earnings per share	0.40	0.39	0.22	0.33	0.29	0.79	0.60

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	June 2006	Mar. 2006	Dec. 2005	Sept. 2005	June 2005
PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$63,894	$67,570	$74,420	$47,548	$40,070
Federal funds sold & interest bearing balances	26,642	56,998	99,781	42,021	17,948
Securities available for sale, at fair value	257,283	273,031	235,145	207,832	218,371

Loans	1,330,713	1,240,436	1,186,601	1,004,614	962,412
Less: allowance for loan losses	23,366	22,616	22,294	17,261	16,557

Loans, net	1,307,347	1,217,820	1,164,307	987,353	945,855

Premises and equipment, net	40,625	40,194	39,606	28,355	28,218
Intangible assets, net	5,971	6,203	6,412	3,091	3,296
Goodwill	42,933	43,304	43,304	25,054	25,054
Other assets	38,649	33,771	34,234	29,185	26,344

Total Assets	$1,783,344	$1,738,891	$1,697,209	$1,370,439	$1,305,156

Liabilities
Deposits:
Noninterest-bearing demand	$201,489	$193,869	$200,840	$153,946	$150,930
Interest-bearing demand	418,310	423,682	420,248	312,880	311,220
Savings	71,873	73,532	73,268	70,911	72,700
Time deposits	754,456	730,023	680,876	535,440	501,013

Total deposits	1,446,128	1,421,106	1,375,232	1,073,177	1,035,863
Federal funds purchased & securities sold under agreements to repurchase	3,769	8,502	10,307	5,448	6,387
Other borrowings	124,094	100,095	106,022	121,130	95,237
Other liabilities	15,629	17,036	16,223	8,507	7,018
Subordinated deferrable interest debentures	40,722	40,722	40,722	35,567	35,567

Total liabilities	1,630,342	1,587,461	1,548,506	1,243,829	1,180,072

Stockholders’ equity
Common stock	14,340	14,286	14,271	13,184	13,181
Capital surplus	68,459	67,520	67,381	46,202	46,173
Retained earnings	87,466	83,970	80,683	79,791	77,549
Accumulated other comprehensive loss	(5,675)	(3,442)	(2,625)	(1,490)	(736)
Unearned compensation	(1,107)	(423)	(526)	(603)	(681)
Less treasury stock	(10,481)	(10,481)	(10,481)	(10,474)	(10,402)

Total stockholders’ equity	153,002	151,430	148,703	126,610	125,084

Total liabilities and stockholders’ equity	$1,783,344	$1,738,891	$1,697,209	$1,370,439	$1,305,156

Other Balance Sheet Data
Earning Assets	1,614,638	1,570,465	1,521,527	1,254,467	1,198,731
Intangible Assets	48,904	49,507	49,716	28,145	28,350
Interest bearing liabilities	1,413,224	1,376,556	1,331,443	1,081,376	983,400

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	June 2006	Mar. 2006	Dec. 2005	Sept. 2005	June 2005	June 2006	June 2005
ASSET QUALITY INFORMATION
Allowance for loan losses
Balance at beginning of period	$22,616	$22,294	$17,261	$16,557	$15,976	$22,294	$15,493
Acquired Reserves	—	—	5,528	—	—	—	—
Provision for loan loss	901	510	28	718	753	1,411	905

Charge-offs	(339)	(1,419)	(863)	(321)	(625)	(1,758)	(971)
Recoveries	188	1,231	340	307	453	1,419	1,130

Net (charge-offs) recoveries	(151)	(188)	(523)	(14)	(172)	(339)	159

Ending balance	$23,366	$22,616	$22,294	$17,261	$16,557	$23,366	$16,557

As a percentage of loans	1.76%	1.82%	1.88%	1.72%	1.72%	1.76%	1.72%
As a percentage of nonperforming loans	316.74%	231.67%	232.57%	437.65%	377.50%	316.74%	377.50%
As a percentage of nonperforming assets	250.95%	203.05%	207.68%	383.32%	323.25%	250.95%	323.25%

Net Charge-off information
Charge-offs
Commercial	$153	$181	$385	$55	$167	$334	$194
Installment	167	163	259	113	202	330	347
Real Estate	14	1,005	199	81	155	1,019	375
Agriculture	3	—	18	72	97	3	44
Other	2	70	2	—	4	72	11

Total charge-offs	339	1,419	863	321	625	1,758	971

Recoveries
Commercial	55	636	150	182	138	691	172
Installment	62	247	100	50	64	309	158
Real Estate	27	335	42	55	147	362	758
Agriculture	32	—	47	17	99	32	35
Other	12	13	1	3	5	25	7

Total recoveries	188	1,231	340	307	453	1,419	1,130

Net (charge-offs) recoveries	$151	$188	$523	$14	$172	$339	$(159)

Non-accrual loans	7,377	9,762	9,586	3,944	4,386	7,377	4,386
Foreclosed assets	1,934	1,376	1,149	559	736	1,934	736
Total non-performing assets	9,311	11,138	10,735	4,503	5,122	9,311	5,122
Non-performing assets as a percent of loans and foreclosed assets	0.70%	0.90%	0.90%	0.45%	0.53%	0.70%	0.53%

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	June 2006	Mar. 2006	Dec. 2005	Sept. 2005	June 2005	June 2006	June 2005
AVERAGE BALANCES
Short term assets	$25,277	$69,529	$62,080	$20,376	$25,691	$40,445	$20,334
Investment securities	270,842	265,680	215,867	220,283	226,724	264,550	222,194
Loans	1,289,354	1,213,916	1,028,705	981,895	925,652	1,251,841	900,229

Total Earning Assets	1,585,473	1,549,125	1,306,652	1,222,554	1,178,067	1,556,836	1,142,757

Noninterest bearing deposits	188,562	190,075	161,398	152,521	149,068	189,315	148,798
Interest bearing deposits	417,953	409,215	332,980	310,807	319,203	413,608	317,028
Savings	73,368	73,062	70,502	71,927	74,768	73,216	77,136
CDs	738,859	707,895	568,205	514,614	462,829	723,462	454,814

Deposits	1,418,742	1,380,247	1,133,085	1,049,869	1,005,868	1,399,601	997,776

FHLB advances	101,044	100,866	97,794	99,869	99,907	100,955	100,818
Subordinated debentures	40,722	40,722	36,426	35,567	35,567	40,722	35,567
Other borrowings	12,737	17,664	8,879	5,856	5,830	12,751	6,013

Total non-deposit funding	154,503	159,252	143,099	141,292	141,304	154,428	142,398

Total funding	$1,573,245	$1,539,499	$1,276,184	$1,191,161	$1,147,172	$1,554,029	$1,140,174

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	June 2006	Mar. 2006	Dec. 2005	Sept. 2005	June 2005	June 2006	June 2005
INTEREST INCOME/EXPENSE

Short term assets	$303	$825	$827	$176	$200	$1,128	$588
Investment securities (TE)	3,143	2,890	2,252	2,199	2,207	6,033	4,345
Loans (TE)	26,419	23,529	19,890	18,197	16,258	49,948	31,364

Total Earning Assets	29,865	27,244	22,969	20,572	18,665	57,109	36,297

Noninterest bearing deposits	—	—	—	—	—	—	—
Interest bearing deposits	2,045	1,635	1,279	906	766	3,680	1,423
Savings	186	174	167	153	138	360	260
CDs	7,748	6,819	4,792	3,802	3,116	14,567	5,848

Deposits	9,979	8,628	6,238	4,861	4,020	18,607	7,531

FHLB advances	1,131	1,129	1,174	1,135	1,042	2,260	2,067
Subordinated debentures	909	884	800	800	801	1,793	1,815
Other borrowings	130	108	79	386	163	238	49

Total non-deposit funding	2,170	2,121	2,053	2,321	2,006	4,291	3,931

Total funding	$12,149	$10,749	$8,291	$7,182	$6,026	$22,898	$11,462

Net Interest Income (TE)	$17,716	$16,495	$14,678	$13,390	$12,639	$34,211	$24,835

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended					Six Months Ended
	June 2006	Mar. 2006	Dec. 2005	Sept. 2005	June 2005	June 2006	June 2005
YIELDS (1)
Short term assets	4.81%	4.81%	5.29%	3.43%	3.12%	5.62%	5.83%
Investment securities	4.65%	4.41%	4.14%	3.96%	3.90%	4.60%	3.94%
Loans	8.22%	7.86%	7.67%	7.35%	7.04%	8.05%	7.03%
Total Earning Assets (2)	7.56%	7.13%	6.97%	6.68%	6.35%	7.40%	6.41%

Noninterest bearing deposits
Interest bearing deposits	1.96%	1.62%	1.52%	1.16%	0.96%	1.79%	0.91%
Savings	1.02%	0.97%	0.94%	0.84%	0.74%	0.99%	0.68%
CDs	4.21%	3.91%	3.35%	2.93%	2.70%	4.06%	2.59%
Deposits	2.82%	2.54%	2.18%	1.84%	1.60%	2.68%	1.52%

FHLB advances	4.49%	4.54%	4.76%	4.51%	4.18%	4.51%	4.13%
Subordinated debentures	8.95%	8.80%	8.71%	8.92%	9.03%	8.88%	10.29%
Other borrowings	4.09%	2.48%	3.53%	5.62%	5.85%	3.76%	1.64%
Total non-deposit funding	5.63%	5.40%	5.69%	6.52%	5.69%	5.60%	5.57%

Total funding (3)	3.10%	2.83%	2.58%	2.39%	2.11%	2.97%	2.03%

Net interest spread	4.46%	4.30%	4.40%	4.28%	4.25%	4.43%	4.38%

Net interest margin	4.48%	4.32%	4.46%	4.35%	4.30%	4.43%	4.38%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 34%.

(2) Rate calculated based on average earning assets.

(3) Rate calculated based on average interest bearing liabilities.